Exhibit 99.1

【For Immediate Release】

Empowering Shareholders:

AGBA’s US$4b Merger with Triller Ushers in New Era of Value Creation

LOS ANGELES, May 06, 2024 (GLOBE NEWSWIRE) -- NASDAQ-listed, AGBA Group Holding Limited (“AGBA” or the “Company” or the “Group”), the leading one-stop financial supermarket in Hong Kong reaffirms its unwavering dedication to creating shareholder value through a collaborative team effort and strategic initiatives. Since going public via a SPAC in November 2023, AGBA’s team of over 1,500+ employees has worked tirelessly everyday in delivering steady growth persistently quarter after quarter maintaining our market leadership.

At the same time, we work constantly testing and creating partnership and acquisition opportunities that would provide important long-term strategic advantages. The $4 billion merger of AGBA and Triller announced on April 18, is a direct result of such team efforts. AGBA’s shares have traded well. As a result, we are pleased that AGBA has been informed by The Nasdaq Stock Market LLC (“Nasdaq”) that it has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the “Rule”) for continued listing.

Our teams have wasted no time in joining forces and collaborating closely across all areas of operations and planning. The integration efforts are well underway, leveraging the expertise and synergies of both organizations to drive enhanced stakeholder value. As we progress through the integration and regulatory approval process, our teams remain motivated and confident in the merger’s potential to unlock new growth opportunities and deliver enhanced value to our stakeholders.

Mr. Wing-Fai Ng, Group President of AGBA Group Holding Limited said “Creating shareholder value is not a throwaway line at AGBA. We single-mindedly focus on it. Our colleagues and I are proud shareholders in our exceptional company. We are deeply grateful and highly energized by the overwhelmingly positive response to our $4 billion merger with Triller. We are all excited about working non-stop to seize this ‘once-in-a-generation’ opportunity.”

For more details, please refer to the company’s report on Form 8-K filed with the Securities and Exchange Commission on 6 May 2024.

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About AGBA Group:

Established in 1993, AGBA Group Holding Limited (NASDAQ: “AGBA”) is a leading one-stop financial supermarket based in Hong Kong offering the broadest set of financial services and healthcare products in the Guangdong-Hong Kong-Macao Greater Bay Area (GBA) through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs. Trusted by over 400,000 individual and corporate customers, the Group is organized into four market-leading businesses: Platform Business, Distribution Business, Healthcare Business, and Fintech Business.

For more information about AGBA, please visit www.agba.com

Investor Relations and Media Contact:

Ms. Bethany Lai media@agba.com/ ir@agba.com +852 5529 4500
Social Media Channels: agbagroup LinkedIn | X | Instagram | Facebook | YouTube

Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.